Exhibit 10.8

EXECUTION COPY

TRANSFER AGREEMENT
between
BA LEASING BSC, LLC,
as Transferor,
and
PORTLAND GENERAL ELECTRIC COMPANY,
as Transferee

December 18, 2013

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TRANSFER AGREEMENT
This TRANSFER AGREEMENT (this “Agreement”) is made and entered into effective as of December 18, 2013 (the “Effective Date”), by and between BA LEASING BSC, LLC, a Delaware limited liability company (“Transferor”), and PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation (“Transferee”). Transferor and Transferee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Transferor presently holds (as successor in interest to General Electric Credit Corporation), as Owner Participant under the Trust Agreement, all of the right, title and interest in and to one hundred percent (100%) of the beneficial interest in the Trust Estate, which includes the Facility Assets;
WHEREAS, pursuant to the Notice of Election of Termination dated as of November 14, 2013 (the “Notice of Election”), Owner Trustee (at the direction, and for the benefit, of Owner Participant under the provisions of the Trust Agreement) (i) has provided to Transferee written notice of Owner Trustee’s election of the “Termination” (as defined in the PGE Bill of Sale) with respect to the Facility Assets to be effective as of 11:59:59 p.m. (Pacific Time) on December 31, 2013 (the “Termination Time”), (ii) has paid to Transferee the sum of One Dollar ($1.00) in connection with such election, and (iii) has provided to Transferee written notice of Owner Trustee’s further election of clause (x) of the third paragraph of page 6 of the PGE Bill of Sale (the “Net Revenues Election”) because Transferee has not elected the “Disposition” (as defined in the PGE Bill of Sale) of the Facility Assets, all in accordance with the PGE Bill of Sale and as further described in the Notice of Election;
WHEREAS, pursuant to the Notice of Election, Transferee has confirmed that it will not elect the “Disposition” of the Facility Assets and, therefore, the “Termination” shall occur on, and the Net Revenues Election shall be in effect as of, the Termination Time, all in accordance with the PGE Bill of Sale;
WHEREAS, at or prior to the Termination Time, Transferor shall enter into a transaction or series of transactions pursuant to which the Owner Trustee shall distribute the Trust Estate, including the Facility Assets, to Transferor at the Termination Time (collectively, the “Trust Unwind Transaction”);
WHEREAS, after giving effect to the Trust Unwind Transaction, Transferor shall hold the Facility Assets, free and clear from all Liens in favor of, created by, or resulting from acts of, or any failure to act by, Transferor, the Owner Trustee or the Owner Participant or Persons claiming by or through Transferor, the Owner Trustee or the Owner Participant (including, without limitation, the Indenture Trustee), other than Permitted Liens, and with respect to interests in real property comprising the Facility Assets, Permitted Encumbrances; and
WHEREAS, notwithstanding the Notice of Election, Transferor desires to transfer, assign and delegate to Transferee, and Transferee desires to acquire, accept, assume and perform when

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due, all of Transferor’s rights, title and interest in, to and under, and all of Transferor’s obligations, if any, with respect to, the Facility Assets, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, and obligations set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS; RULES OF INTERPRETATION
1.1    Rules of Interpretation. For purposes of this Agreement, the rules of interpretation set forth in Part A of Annex I shall apply.
1.2    Certain Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings specified in Part B of Annex I.

ARTICLE II
TRANSFER
2.1    Transfer; Assumed Liabilities; Transfer Price.
(a)    Transfer. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Transferor shall transfer, convey, assign and deliver to Transferee, free and clear from all Liens in favor of, created by, or resulting from acts of, or any failure to act by, Transferor, the Owner Trustee or the Owner Participant or Persons claiming by or through Transferor, the Owner Trustee or the Owner Participant (including, without limitation, the Indenture Trustee) (collectively, “Transferor Liens”), other than Permitted Liens and, with respect to interests in real property comprising the Facility Assets, Permitted Encumbrances, and without further representation or warranty except as specifically provided herein, and Transferee shall accept from Transferor, “as is, where is” without reliance on any representation or warranty except as specifically provided herein, all of Transferor’s right, title and interest in, to and under, the Facility Assets. Pursuant to this Agreement, Transferee shall acquire no rights to any assets or property of Transferor except the Facility Assets.
(b)    Assumed Liabilities. Effective as of the Effective Time and without further Liability of Transferor, Transferee shall accept and assume and agrees to observe and perform and to pay and discharge all Liabilities, if any, which are related to, arising from or associated with the interests under the Operating Agreement and the Transmission Related Agreements (which interests were assigned or delegated to Owner Trustee pursuant to the PGE Assets Sales Agreement, including Section 5 thereof), whether before or after the Effective Time (the “Assumed Liabilities”).
(c)    Transfer Price. The aggregate transfer price for the Facility Assets shall be an amount equal to One Dollar ($1.00) (the “Transfer Price”) payable to Transferee. The Parties

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acknowledge and agree that the Transfer Price has been satisfied by Transferor’s payment to Transferee of One Dollar ($1.00) in connection with the Notice of Election.
2.2    Bill of Sale; Assignment and Assumption Agreement. Prior to the Closing Date, Transferee and Transferor shall execute, and may place into escrow with Troutman Sanders LLP, for delivery as of the Effective Time, (a) the bill of sale in the form attached hereto as Exhibit A (the “Bill of Sale”), and (b) the Assignment and Assumption Agreement attached hereto as Exhibit B (the “Assignment and Assumption Agreement”), together with any other documents that either Party reasonably may request be executed and delivered by the other Party in order to accomplish the transfer of the Facility Assets in accordance with the terms of this Agreement.
2.3    Time and Place of Closing. The closing of the transactions contemplated herein (the “Closing”) will take place upon satisfaction or waiver of all of the conditions to the Closing in accordance with Article III, including delivery of the fully executed Bill of Sale and Assignment and Assumption Agreement provided for therein, to be dated as of the Closing Date. The Closing Date shall be a date agreed to by the Parties, upon which all the conditions to the Closing set forth in Article III (other than conditions to be satisfied by deliveries at the Closing) have been satisfied or waived (the “Closing Date”). The Parties shall exchange email confirmations of Closing by each Party sending an email to the other at the following email addresses: for Transferor at mitchell.neider@bankofamerica.com, with a copy to stephanie.o.holland@baml.com, and for Transferee at Loretta.mabinton@pgn.com. Unless otherwise agreed by the Parties, such confirmations shall occur on or about 9:00 a.m. (Pacific Standard Time) on the Closing Date. The Closing Date shall be December 31, 2013, unless a delay is required beyond that date to satisfy any conditions to the Closing set forth in Article III which have not been satisfied or waived by such date. The Closing shall be effective as of 11:59:59 p.m. (Pacific Time) on the Closing Date (the “Effective Time”).
2.4    Termination. This Agreement, including the obligation to transfer the Facility Assets and to execute and deliver the Bill of Sale and the Assignment and Assumption Agreement, may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:
(a)    by mutual written consent of the Parties;
(b)    by Transferee, upon written notice to Transferor, if: (i) any of the conditions in Section 3.2 have not been satisfied by the Outside Date, other than through the failure of Transferee to comply with its obligations under this Agreement; or (ii) Transferor has breached any representation, warranty or obligation in this Agreement which would result in a failure of a condition set forth in Section 3.2, and which breach has not been cured within ten (10) Business Days after written notice thereof by Transferee.
(c)    by Transferor, upon written notice to Transferee, if: (i) any of the conditions in Section 3.1 have not been satisfied by the Outside Date, other than through the failure of Transferor to comply with its obligations under this Agreement; or (ii) Transferee has breached any representation, warranty or obligation in this Agreement which would result in a failure of a condition

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set forth in Section 3.1, and which breach has not been cured within ten (10) Business Days after written notice thereof by Transferor.
2.5    Effect of Termination; Effect of Closing; Closing After the Termination Time.
(a)    Effect of Termination. If this Agreement, including the obligation to transfer the Facility Assets and to deliver the Bill of Sale and Assignment and Assumption Agreement, is validly terminated by either or both of the Parties prior to the Closing Date pursuant to Section 2.4, then (i) this Agreement shall become wholly void and of no further force or effect, and the Parties shall have no further obligations hereunder, without further action by either Party, (ii) each Party shall have no further Liability to the other Party hereunder, and (iii) each Party and its Affiliates shall be fully released and discharged from any Liability under or resulting from this Agreement; provided, however, that if this Agreement is terminated by a Party pursuant to Section 2.4(b)(ii) or Section 2.4(c)(ii), then the terminating Party’s right to pursue all legal remedies available to it at law or in equity will survive such termination.

(b)    Effect of Closing. If the Closing occurs, then the Notice of Election and Net Revenues Election shall be superseded hereby effective as of the Closing Date. If the Closing does not occur or this Agreement is terminated in accordance with its terms, then the Notice of Election and Net Revenues Election shall be unaffected by this Agreement.
(c)    Closing after Termination. If the Closing does not occur by the Termination Time, then Transferee shall exercise operational and managerial control over the Facility Assets as provided in the Operative Documents and all revenues, costs and expenses associated with the Facility Assets for the period from the Termination Time to the Closing shall be solely for Transferee’s account.
2.6    Further Assurances.
(a)    Each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to complete and make effective the transactions contemplated by this Agreement and the Ancillary Agreements. Such actions shall include each Party using its commercially reasonable efforts to ensure (i) satisfaction of the conditions precedent to its obligations hereunder, as soon as practicable after the Effective Date, and (ii) delivery of the items required pursuant to Section 3.1 or Section 3.2, as applicable.
(b)    Each Party shall provide reasonable cooperation to the other Party in obtaining consents, approvals or actions of, making all filings with and giving all notices in connection with the FERC Approvals to complete the transactions contemplated by this Agreement and the Ancillary Agreements. The Parties shall use their commercially reasonable efforts to respond promptly and accurately to any requests for additional information made by FERC. The Parties agree that they shall consult with each other with respect to the obtaining by each Party of its respective FERC Approval. Each Party shall cooperate in good faith with FERC and undertake promptly any and all commercially reasonable action required to lawfully complete the transactions contemplated by this Agreement and the Ancillary Agreements.

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(c)    Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at either Party’s request and without further consideration, the other Party shall execute and deliver to such Party such other instruments of transfer, conveyance, assignment and confirmation (without representation, warranty or recourse except as specifically provided herein), provide such materials and information, and take such other actions as such Party may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign the Facility Assets to Transferee and otherwise to complete the transactions contemplated by this Agreement.
2.7    Transfer Taxes. Transferor and Transferee shall be responsible and pay in equal proportions any sales, use, purchase, transfer, deed, stamp, or other similar taxes and recording charges due and which may be payable by reason of the transfer of the Facility Assets under this Agreement or the transactions contemplated herein (“Transfer Taxes”). Transferor shall be responsible for all income, profit and similar taxes incurred or imposed on Transferor with respect to the transfer of the Facility Assets by Transferor. Transferor and Transferee shall cooperate and consult with each other prior to filing any tax returns in respect of Transfer Taxes.

ARTICLE III
CONDITIONS TO CLOSING

3.1    Transferor’s Conditions Precedent. The obligations of Transferor to complete the transactions contemplated hereby are subject to the fulfillment to the reasonable satisfaction of Transferor, at or before the Closing, of each of the following conditions (all or any of which may be waived in writing, in whole or in part, by Transferor in its sole discretion):
(a)    Representations and Warranties. Each of the representations and warranties made by Transferee in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, as of such earlier date).
(b)    Performance. Transferee shall have performed in all material respects its obligations required to be performed at or before the Closing.
(c)    Trust Unwind Transaction. The Trust Unwind Transaction shall have been completed.
(d)    No Litigation. There shall not be pending or threatened any Action seeking to enjoin or restrain completion of the transactions contemplated by this Agreement or seeking damages in connection with the transactions contemplated hereby, or questioning the validity or legality of this Agreement or the transactions contemplated hereby.
(e)    FERC Approvals. The FERC Approvals shall have been obtained and shall be in full force and effect.

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(f)    Closing Deliveries. Transferee shall have executed and delivered to Transferor counterpart signature pages to the Bill of Sale and the Assignment and Assumption Agreement.
3.2    Transferee’s Conditions Precedent. The obligations of Transferee to complete the transactions contemplated hereby are subject to the fulfillment to the reasonable satisfaction of Transferee, at or before the Closing, of each of the following conditions (all or any of which may be waived in writing, in whole or in part, by Transferee in its sole discretion):
(a)    Representations and Warranties. Each of the representations and warranties made by Transferor in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date).
(b)    Performance. Transferor shall have performed in all material respects its obligations required to be so performed at or before the Closing.
(c)    No Litigation. There shall not be pending or threatened any Action seeking to enjoin or restrain completion of the transactions contemplated by this Agreement or seeking damages in connection with the transactions contemplated hereby, or questioning the validity or legality of this Agreement or the transactions contemplated hereby.
(d)    FERC Approvals. The FERC Approvals shall have been obtained and shall be in full force and effect.
(e)    Closing Deliveries. Transferor shall have executed and delivered to Transferee counterpart signature pages to the Bill of Sale and the Assignment and Assumption Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
4.1    Representations and Warranties of Transferor. Transferor represents and warrants to Transferee that all of the statements contained in this Section 4.1 are true and correct as of the Effective Date and will be true and correct as of the Closing Date, except, in each case, to the extent such representations and warranties are specifically made as of a different date (in which case such representations and warranties will be true and correct as of such date):
(a)    Due Organization. Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own, operate and lease its properties and assets and to carry on its business as it is currently conducted, and to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party.

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(b)    Authority. The execution, delivery and performance by Transferor of its obligations under this Agreement and the Ancillary Agreements to which it is a party have been duly authorized by all necessary actions on the part of Transferor and this Agreement and each such Ancillary Agreement has been, or on the Closing Date will be, duly executed and delivered by Transferor and constitutes or, on the Closing Date will constitute (assuming due authorization, execution and delivery by Transferee), the legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of rights of creditors generally, and general principles of equity.
(c)    Facility Assets. If and to the extent good and marketable title to the Facility Assets was conveyed to the Owner Trustee pursuant to the PGE Bill of Sale and the PGE Assets Sales Agreement, then Transferor is the sole owner of such Facility Assets and, at the Closing, will transfer such Facility Assets to Transferee free and clear of all Transferor Liens, other than Permitted Liens and, with respect to interests in real property comprising the Facility Assets, Permitted Encumbrances.
(d)    Governmental Approvals. Except for the Transferor FERC Approval and BPA Consent, no authorization, approval, order, consent, waiver, exception, variance, permit, license or exemption issued by a Governmental Authority is required for the execution, delivery and performance by Transferor of this Agreement and the Ancillary Agreements to which it is a party or the consummation by Transferor of the transactions contemplated hereby or thereby.

(e)    Brokers. No Person acting on behalf of Transferor or any of its Affiliates is or will be entitled to any brokerage fee, commission, finder’s fee or financial advisory fee in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.
4.2    Representations and Warranties of Transferee. Transferee represents and warrants to Transferor that all of the statements contained in this Section 4.2 are true and correct as of the Effective Date and will be true and correct as of the Closing Date, except, in each case, to the extent such representations and warranties are specifically made as of a different date (in which case such representations and warranties will be true and correct as of such date):
(a)    Due Organization. Transferee is a corporation duly organized and validly existing under the laws of the State of Oregon, and has the power and authority to own, operate and lease its properties and assets and to carry on its business as it is currently conducted, and to perform its obligations under this Agreement and the Ancillary Agreements to which it is a party.
(b)    Authority. The execution, delivery and performance by Transferee of its obligations under this Agreement and the Ancillary Agreements to which it is a party have been duly authorized by all necessary actions on the part of Transferee and this Agreement and each such Ancillary Agreement has been, or on the Closing Date will be, duly executed and delivered by Transferee and constitutes or, on the Closing Date will constitute (assuming due authorization, execution and delivery by Transferor), the legal, valid and binding obligation of Transferee enforceable against Transferee in accordance with its terms, except as such enforceability may be

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limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of rights of creditors generally, and general principles of equity.
(c)    Governmental Approvals. Except for the Transferee FERC Approval, no authorization, approval, order, consent, waiver, exception, variance, permit, license or exemption issued by a Governmental Authority is required for the execution, delivery and performance by Transferee of this Agreement and the Ancillary Agreements to which it is a party or the consummation by Transferee of the transactions contemplated hereby or thereby.

(d)    Brokers. No Person acting on behalf of Transferee or any of its Affiliates is or will be entitled to any brokerage fee, commission, finder’s fee or financial advisory fee in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

ARTICLE V
INDEMNIFICATION
5.1    Indemnification by Transferor. Subject to the limitations set forth in Section 5.3 and Article VI, if the Closing occurs, Transferor agrees to indemnify and hold Transferee and its Related Persons (each, a “Transferee Indemnified Party”), harmless from and against any and all Losses incurred by any Transferee Indemnified Party resulting from any of the following:
(a)    any breach of a representation or warranty made by Transferor in this Agreement; or
(b)    the breach by Transferor of any of its obligations in this Agreement or any of the Ancillary Agreements to which it is a party.
5.2    Indemnification by Transferee. Subject to the limitations set forth in Article VI, if the Closing occurs, Transferee agrees to indemnify and hold Transferor and its Related Persons (each, a “Transferor Indemnified Party”), harmless from and against any and all Losses incurred by any Transferor Indemnified Party resulting from any of the following:
(a)    any breach of a representation or warranty made by Transferee in this Agreement;
(b)    the breach by Transferee of any of its obligations in this Agreement or any of the Ancillary Agreements to which it is a party; or
(c)    the Assumed Liabilities, if any.
5.3    Effect of Knowledge as to Section 4.1(c). Transferor shall not be liable under this Article V for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Transferor contained in Section 4.1(c) of this Agreement if Transferee had Knowledge of such inaccuracy or breach prior to the Closing.

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ARTICLE VI
SURVIVAL; NO OTHER REPRESENTATIONS; LIMITATION OF LIABILITY
6.1    Survival of Representations, Warranties and Obligations. The representations, warranties and obligations of Transferor and Transferee contained in this Agreement shall survive indefinitely following the Closing.
6.2    No Other Representations.
(a)    NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY, AND THE PARTIES HEREBY AGREE, THAT NEITHER OF THE PARTIES NOR ANY OF THEIR AFFILIATES OR REPRESENTATIVES HAS MADE OR IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY INCLUDING AS TO THE CONDITION, MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE FACILITY ASSETS, OR ANY PART THEREOF, EXCEPT THOSE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV.
(b)    EXCEPT FOR THOSE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV, THE FACILITY ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS, WITH ALL FAULTS.”
(c)    Notwithstanding anything to the contrary in this Agreement, no Related Person of Transferor will have any personal Liability to Transferee or any other Person as a result of this Agreement or the breach of any representation, warranty, or obligation of Transferor contained in this Agreement and no Related Person of Transferee will have any personal Liability to Transferor or any other Person as a result of this Agreement or the breach of any representation, warranty, or obligation of Transferee contained in this Agreement.
6.3    Exclusive Remedies. THE EXPRESS REMEDIES SET FORTH IN THIS AGREEMENT AND THE ANCILLARY AGREEMENTS ARE THE SOLE AND EXCLUSIVE REMEDIES FOR A PARTY UNDER OR RELATING TO THIS AGREEMENT, WHETHER BASED ON STATUTE, IN TORT, COMMON LAW, STRICT LIABILITY, CONTRACT OR OTHERWISE, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE HEREBY WAIVED BY EACH PARTY. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 6.3 SHALL LIMIT A PARTY’S RIGHT TO SEEK AND OBTAIN ANY EQUITABLE RELIEF TO WHICH THE PARTY SHALL BE ENTITLED, OR TO SEEK ANY REMEDY ON ACCOUNT OF THE OTHER PARTY’S FRAUDULENT MISCONDUCT.
6.4    Limitation of Liability.
(a)    No Consequential Damages. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL,

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INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, LOST PROFITS OR LOSS OF REVENUE, WHETHER BY STATUTE, IN TORT, COMMON LAW, STRICT LIABILITY OR CONTRACT OR OTHERWISE. THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES SHALL BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY PARTY, AND WHETHER LIABILITY IS BASED ON CONTRACT, TORT, STATUTE, COMMON LAW, STRICT LIABILITY OR OTHERWISE. THIS PROVISION SHALL SURVIVE ANY TERMINATION, CANCELLATION OR SUSPENSION OF THIS AGREEMENT.
(b)    Liability Limitations. Notwithstanding anything to the contrary in this Agreement, in no event shall either Party have liability to the other Party for Losses pursuant to this Agreement, including Section 5.1, in excess of Five Hundred Thousand Dollars ($500,000.00). Notwithstanding the foregoing, nothing in this Section 6.4(b) shall limit a Party’s right to seek and obtain any equitable relief to which the Party shall be entitled, or to seek any remedy on account of the other Party’s fraudulent misconduct.

ARTICLE VII
MISCELLANEOUS PROVISIONS
7.1    Notices.
(a)    Any notice, demand, request or other communication required or permitted to be given pursuant to this Agreement shall be in writing and signed by the Party giving such notice, demand, request or other communication and shall be hand delivered or sent by a nationally or internationally recognized overnight courier or sent by certified mail, return receipt requested, to the other Party at the address set forth below:
If to Transferor:        BA Leasing BSC, LLC
555 California Street, 4th Floor
San Francisco, CA 94104
Attn: Jung N. Westover
Telephone: (415) 765-7391

If to Transferee:        Portland General Electric Company
3WTC0306
121 SW Salmon Street
Portland, Oregon 97204
Attn: Jim Barnes
Telephone: (503) 464-8931

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With copy to:            Portland General Electric Company
1WTC1301
121 SW Salmon Street
Portland, Oregon 97204
Attn: Office of General Counsel
Telephone: (503) 464-7822
(b)    Each Party may change the place to which any notice, demand, request or other communication shall be sent or delivered by similar notice sent in like manner to the other Party. The effective date of any notice, demand, request or other communication issued pursuant to this Agreement shall be when: (i) delivered to the address of the Party personally, by messenger, by a nationally or internationally recognized overnight delivery service; or (ii) received or rejected by the Party, if sent by certified mail, return receipt requested, in each case, addressed to the Party at its address and marked to the attention of the person designated above (or to such other address or person as a Party may designate by notice to the other Party effective as of the date of receipt by such Party).
7.2    Entire Agreement. This Agreement and the Ancillary Agreements, including, in each case, all Schedules and Exhibits hereto and thereto, supersede all prior discussions and agreements between the Parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the Parties with respect to the subject matter hereof and thereof; provided, however, that nothing in this Agreement shall affect in any respect the rights, obligations, covenants, indemnifications and liabilities of the Parties under the Operative Documents which survive the termination of the relevant Operative Documents..
7.3    Expenses. Except as expressly provided in Section 2.7 hereof, whether or not the transactions contemplated hereby are completed, each Party will pay its own costs and expenses incurred in connection with the negotiation and execution of and performance under this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.
7.4    Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by both Parties.
7.5    No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.
7.6    Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Applicable Law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) Transferee and Transferor shall negotiate an equitable adjustment in the provisions of this Agreement with a view toward effecting

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the purposes of this Agreement, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.
7.7    Governing Law; Service of Process.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, ENFORCED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(b)    Service of Process. EACH PARTY AGREES THAT, IN ADDITION TO OTHER METHODS OF SERVICE PROVIDED BY LAW, SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT SHALL BE EFFECTIVE IF PROVIDED IN ACCORDANCE WITH SECTION 7.1, AND THE EFFECTIVE DATE OF SUCH SERVICE OF PROCESS SHALL BE AS SET FORTH IN SECTION 7.1.
7.8    No Assignment; Binding Effect. This Agreement, and any right, interest or obligation hereunder, may not be assigned or delegated by either Party without the prior written consent of the other Party, and any attempt to do so will be void; provided, however, that nothing in this Section 7.8 shall prohibit Transferee from assigning any of its rights, title and interest in, to and under the Facility Assets. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.
7.9    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
7.10    Time of Essence. Time is of the essence with respect to all obligations of the Parties hereunder.
[Signature page follows.]

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IN WITNESS WHEREOF, each of the Parties has caused this Transfer Agreement to be executed by its duly authorized representative as of the date first above written.

BA LEASING BSC, LLC

By:	/s/ Stephanie Holland
Name:	Stephanie Holland
Title:	SVP, Remarketing Manager

PORTLAND GENERAL ELECTRIC
COMPANY

By:	/s/ Maria M. Pope
Name:	Maria M. Pope
Title:	SRVP, Power Supply and Operations and Resource Strategy

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ANNEX I

PART A
RULES OF INTERPRETATION

Unless otherwise expressly provided in this Agreement, for purposes of this Agreement, the following rules of interpretation shall apply:
(a)    Calculation of Time Period. When calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day.
(b)    Dollars. Any reference in this Agreement to “dollars” or “$” means U.S. dollars.
(c)    Exhibits and Schedules. Unless otherwise expressly indicated, any reference in this Agreement to an “Annex”, “Exhibit” or a “Schedule” refers to an Annex, Exhibit or Schedule to this Agreement. The Annexes and Exhibits to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. Any capitalized terms used in any Annex or Exhibit but not otherwise defined therein are defined as set forth in this Agreement.
(d)    Gender and Number. Any reference in this Agreement to gender includes all genders, and the meaning of defined terms applies to both the singular and the plural of those terms.
(e)    Headings. The division of this Agreement into Articles, Sections, and other subdivisions, and the insertion of headings, are for convenience of reference only and do not affect, and will not be utilized in construing or interpreting, this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.
(f)    “Herein.” The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement (including the Annexes and Exhibits to this Agreement) as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.
(g)    “Including.” The word “including” or any variation thereof means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

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(h)    Agreements and Documents. Each reference in this Agreement to any agreement or document or a portion or provision thereof shall be construed as a reference to the relevant agreement or document as amended, supplemented or otherwise modified from time to time.
(i)    Applicable Law. Each reference in this Agreement to Applicable Law and to terms defined in, and other provisions of, Applicable Law shall be references to the same (or a successor to the same) as amended, supplemented or otherwise modified from time to time.
(j)    Days. Each reference in this Agreement to “day” means a calendar day.

PART B
CERTAIN DEFINITIONS
“Action” means any demand, action, claim, suit, countersuit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any Governmental Authority or any arbitration or mediation tribunal.
“Affiliate” means, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. As used in this definition, “control” (including, its correlative meaning “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of more than fifty percent (50%) of outstanding voting securities or partnership or other ownership interests, by contract or otherwise).
“Agreement” has the meaning set forth in the preamble to the Agreement.
“Ancillary Agreements” means those documents, instruments, certificates or agreements as may be executed and delivered in connection with this Agreement and the transactions contemplated hereby.
“Applicable Law” means all applicable laws, including federal, state, local, county, municipal, foreign or international laws, treaties, rules, regulations, ordinances, codes, statutes, orders, judgments, writs, decrees, injunctions, interpretations, licenses, permits, decisions, or directives of any court, arbitrator or Governmental Authority, in each case, having jurisdiction over Transferor, Transferee, the Sites or the Facility Assets.
“Assignment and Assumption Agreement” has the meaning set forth in Section 2.2.
“Assumed Liabilities” has the meaning set forth in Section 2.1(b).
“Bill of Sale” has the meaning set forth in Section 2.2.

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“BPA Consent” means the written consent of BPA to the transfer and assignment by Transferor to Transferee of the Transmission Assets and the Lessor’s Percentage of PGE’s rights in the Transmission Related Agreements, attached hereto as Exhibit C.
“Business Day” means any day other than Saturday, Sunday, and any day which is a legal holiday or a day on which banking institutions in Portland, Oregon are authorized or obligated by Applicable Law to close.
“Claims” means any administrative, regulatory, or judicial actions or causes of action, suits, petitions, proceedings (including arbitration proceedings), investigations, hearings, demands, demand letters, claims, complaints, allegations of liability or potential liability or notices of noncompliance or violation delivered by any Governmental Authority or other Person.
“Closing” has the meaning set forth in Section 2.3.
“Closing Date” has the meaning set forth in Section 2.3.
“Effective Date” has the meaning set forth in the preamble to the Agreement.
“Effective Time” has the meaning set forth in Section 2.3.
“Facility Assets” has the meaning given to such term in the Participation Agreement. For the avoidance of doubt, the Parties acknowledge and agree that the Facility Assets include the rights under the Operating Agreement and the Transmission Related Agreements which were assigned to Owner Trustee pursuant to Section 5 of the PGE Assets Sales Agreement.
“FERC” means the Federal Energy Regulatory Commission.
“FERC Approvals” means the Transferee FERC Approval and the Transferor FERC Approval.
“Governmental Authority” means any federal, state, local or municipal governmental body; any governmental, quasi-governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.
“Indenture Trustee” means HSBC Bank USA, National Association (as successor-in-interest to The Bank of New York Mellon Trust Company, NA, as successor-in-interest to The Chase Manhattan Bank (National Association)).
“Knowledge” means, in respect of Transferee, the actual knowledge of Jim Barnes as of the Closing Date.
“Lessee” means Fale-Safe Incorporated.

“Lessor’s Percentage” has the meaning given to such term in the Participation Agreement.

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“Liability” means any debt, liability, obligation or commitment of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise.
“Lien” means any mortgage, pledges, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.
“Losses” mean any and all damages, losses, deficiencies, Liabilities, taxes, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses, whether or not resulting from third party claims, including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder.
“Net Revenues Election” has the meaning set forth in the recitals to the Agreement.
“Notice of Election” has the meaning set forth in the recitals to the Agreement.
“Operating Agreement” has the meaning given to such term in the Participation Agreement.
“Operative Documents” has the meaning given to such term in the Participation Agreement.
“Outside Date” means March 31, 2014, as such date may be extended by mutual written consent of the Parties.
“Owner Participant” has the meaning given to such term in the Participation Agreement.
“Owner Trustee” means The Bank of New York Mellon Trust Company, NA (as successor-in-interest to J. Henry Schroder Bank & Trust Company and George Sievers (Co-Trustee)).
“Participation Agreement” means that certain Participation Agreement dated as of December 30, 1985, by and among PGE, Lessee, Owner Participant, Owner Trustee, Indenture Trustee, and the Loan Participants listed in Appendix B thereto.
“Party” has the meaning set forth in the preamble to the Agreement.
“Permitted Encumbrances” means (a) Liens set forth in the PGE Bill of Sale, and (b) such other Liens which do not materially detract from the value of, or materially interfere with the present use of the Facility Assets.
“Permitted Liens” means (a) Liens granted under, or created by, existing or pursuant to, the terms and conditions of the Operating Agreement or the Transmission Related Agreements; (b) statutory Liens for current taxes or assessments not yet due or payable; (c) mechanics’, carriers’,

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workers’, repairers’, landlords’, and other similar Liens arising or incurred in the ordinary course of business which are not yet due and payable, or pledges, deposits, or other Liens securing the performance of statutory obligations; (d) Liens set forth in any state, local, or municipal franchise or governing ordinance under which any portion of the Facility Assets is being used or conducted; or (e) Liens, including zoning, entitlement, conservation restriction and other land use and environmental regulations, by Governmental Authorities.
“Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or Governmental Authority.
“PGE” means Portland General Electric Company, an Oregon corporation.
“PGE Assets Sales Agreement” means that certain Assets Sales Agreement, dated as of December 30, 1985, between PGE and Owner Trustee.
“PGE Bill of Sale” means that certain Bargain and Sale Deed, Bill of Sale and Grant of Easements and Licenses, dated as of December 30, 1985, between PGE and Owner Trustee.
“Related Person” means, with respect to each Party, its respective Affiliates, and the employees, officers and directors of such Party and its respective Affiliates.

“Sites” has the meaning set forth in the Participation Agreement.
“Termination Time” has the meaning set forth in the recitals to the Agreement.
“Transfer Price” has the meaning set forth in Section 2.1(c).
“Transferee” has the meaning set forth in the preamble to the Agreement.
“Transferee FERC Approval” means an order issued by FERC under Section 203 of the Federal Power Act approving the acquisition by Transferee from Transferor of the Facility Assets.
“Transferee Indemnified Person” has the meaning set forth in Section 5.1.
“Transferor” has the meaning set forth in the preamble to the Agreement.
“Transferor FERC Approval” means an order issued by FERC under Section 203 of the Federal Power Act approving the transfer by Transferor to Transferee of the Facility Assets.
“Transferor Indemnified Person” has the meaning set forth in Section 5.2.
“Transferor Liens” has the meaning set forth in Section 2.1(a).
“Transfer Tax” has the meaning set forth in Section 2.7.
“Transmission Assets” has the meaning set forth in the Participation Agreement.

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“Transmission Related Agreements” has the meaning set forth in the Participation Agreement.
“Trust Agreement” means the Trust Agreement, dated as of December 30, 1985, between Owner Participant and Owner Trustee.
“Trust Estate” has the meaning given to such term in the Trust Agreement.
“Trust Unwind Transaction” has the meaning set forth in the recitals to the Agreement.

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EXHIBIT A
FORM OF BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is made and entered into effective as of December  18, 2013, by and between BA LEASING BSC, LLC, a Delaware limited liability company (“Transferor”), and PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation (“Transferee”). Transferor and Transferee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Unless otherwise specifically defined in this Bill of Sale, capitalized terms used but not defined in this Bill of Sale shall have the meanings given to such terms in the Transfer Agreement (as such term is defined below).

RECITALS

WHEREAS, Transferor and Transferee have entered into a Transfer Agreement dated as of December 18, 2013 (the “Transfer Agreement”), pursuant to which, among other things, Transferor has agreed to assign, transfer and convey to Transferee, and Transferee has agreed to accept the assignment, transfer and conveyance of, all of Transferor’s right, title and interest in, to and under the Facility Assets, on the terms and subject to the conditions set forth in the Transfer Agreement; and

WHEREAS, the execution and delivery of this Bill of Sale by Transferor and Transferee is a condition to the obligations of the Parties to consummate the transactions contemplated by the Transfer Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Bill of Sale and in the Transfer Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Transfer of Facility Assets. Transferor hereby assigns, transfers and conveys to Transferee, and Transferee hereby accepts the assignment, transfer and conveyance of, as of the Effective Time, all of Transferor’s right, title and interest in, to and under the Facility Assets, free and clear of all Transferor Liens, other than Permitted Liens and, with respect to interests in real property comprising the Facility Assets, Permitted Encumbrances.

2.    Further Assurances. At any time from and after the date of this Bill of Sale, at either Party’s request and without further consideration, the other Party shall execute and deliver to such Party such other instruments of transfer, conveyance, assignment and confirmation, without representation, warranty or recourse except as specifically provided in the Transfer Agreement, provide such materials and information, and take such other actions as may be required to carry out the provisions of this Bill of Sale and consummate and make effective the transactions contemplated by this Bill of Sale.

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3.    Miscellaneous.

(a)    Interpretation. Nothing in this Bill of Sale, whether express or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Transfer Agreement. To the extent that any provision of this Bill of Sale conflicts or is inconsistent with the terms of the Transfer Agreement, the Transfer Agreement will govern.

(b)    Amendment. This Bill of Sale may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of both Parties.

(c)    No Third Party Beneficiary. The terms and provisions of this Bill of Sale are intended solely for the benefit of each Party and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

(d)    Headings. The headings used in this Bill of Sale have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(e)    Governing Law. THIS BILL OF SALE SHALL BE GOVERNED BY, ENFORCED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(f)    Service of Process. EACH PARTY AGREES THAT, IN ADDITION TO OTHER METHODS OF SERVICE PROVIDED BY LAW, SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING UNDER THIS BILL OF SALE SHALL BE EFFECTIVE IF PROVIDED IN ACCORDANCE WITH SECTION 7.1 OF THE TRANSFER AGREEMENT, AND THE EFFECTIVE DATE OF SUCH SERVICE OF PROCESS SHALL BE AS SET FORTH IN SECTION 7.1 OF THE TRANSFER AGREEMENT.

(g)    No Assignment; Binding Effect. This Bill of Sale, and any right, interest or obligation hereunder, may not be assigned or delegated by any Party without the prior written consent of the other Party, and any attempt to do so will be void; provided, however, that nothing in this Section 3(g) shall prohibit Transferee from assigning any of its rights, title and interest in, to and under the Facility Assets. This Bill of Sale is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

(h)    Counterparts. This Bill of Sale may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows.]

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    IN WITNESS WHEREOF, each of the Parties has caused this Bill of Sale to be executed by its duly authorized representative as of the date first above written.

BA LEASING BSC, LLC

By:	/s/ Stephanie Holland
Name:	Stephanie Holland
Title:	SVP, Remarketing Manager

PORTLAND GENERAL ELECTRIC
COMPANY

By:	/s/ Maria M. Pope
Name:	Maria M. Pope
Title:	SRVP, Power Supply and Operations and Resource Strategy

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EXHIBIT B
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into effective as of December 18, 2013, by and between BA LEASING BSC, LLC, a Delaware limited liability company (“Transferor”), and PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation (“Transferee”). Transferor and Transferee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Unless otherwise specifically defined in this Agreement, capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Transfer Agreement (as such term is defined below).

RECITALS

WHEREAS, Transferor and Transferee have entered into a Transfer Agreement dated as of December 18, 2013 (the “Transfer Agreement”), pursuant to which, among other things, Transferor has agreed to transfer to Transferee, and Transferee has agreed to accept, all of the Facility Assets, and Transferor has agreed to delegate to Transferee, and Transferee has agreed to accept and assume and to observe and perform and to pay and discharge, all of the Assumed Liabilities, if any, on the terms and subject to the conditions set forth in the Transfer Agreement; and

WHEREAS, the execution and delivery of this Agreement by Transferor and Transferee is a condition to the obligations of the Parties to consummate the transactions contemplated by the Transfer Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement and in the Transfer Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Assignment and Assumption.
(a)    Transferor hereby assigns to Transferee, and Transferee hereby accepts, as of the Effective Time, all of Transferor’s right, title and interest in the Facility Assets, including, without limitation, all of Transferor’s right, title and interest in, to and under the Operating Agreement and the Transmission Related Agreements which were assigned to Owner Trustee pursuant to Section 5 of the PGE Assets Sales Agreement.
(b)    Transferor hereby assigns to Transferee, and Transferee hereby accepts, as of the Effective Time, all of Transferor’s right, title and interest in, to and under the subeasements, licenses and other rights and interests granted to Owner Trustee by PGE pursuant to the PGE Bill of Sale or the PGE Assets Sales Agreement.

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(c)    Transferor hereby assigns and delegates to Transferee, and Transferee hereby accepts and assumes and agrees to observe and perform and to pay and discharge, as of the Effective Time, all of the Assumed Liabilities, if any.

2.    Further Assurances. At any time from and after the date of this Agreement, at either Party’s request and without further consideration, the other Party shall execute and deliver to such Party such other instruments of sale, transfer, conveyance, assignment and confirmation, without representation, warranty or recourse except as specifically provided in the Transfer Agreement, provide such materials and information, and take such other actions as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

3.    Miscellaneous.

(a)    Interpretation. Nothing in this Agreement, whether express or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Transfer Agreement. To the extent that any provision of this Agreement conflicts or is inconsistent with the terms of the Transfer Agreement, the Transfer Agreement will govern.

(b)    Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of both Parties.

(c)    No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

(d)    Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(e)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, ENFORCED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(f)    Service of Process. EACH PARTY AGREES THAT, IN ADDITION TO OTHER METHODS OF SERVICE PROVIDED BY LAW, SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT SHALL BE EFFECTIVE IF PROVIDED IN ACCORDANCE WITH SECTION 7.1 OF THE TRANSFER AGREEMENT, AND THE EFFECTIVE DATE OF SUCH SERVICE OF PROCESS SHALL BE AS SET FORTH IN SECTION 7.1 OF THE TRANSFER AGREEMENT.

(g)    No Assignment; Binding Effect. This Agreement, and any right, interest or obligation hereunder, may not be assigned or delegated by any Party without the prior written

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consent of the other Party, and any attempt to do so will be void; provided, however, that nothing in this Section 3(g) shall prohibit Transferee from assigning any of its rights, title and interest in, to and under the Facility Assets. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

(h)    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows.]

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    IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the date first above written.

BA LEASING BSC, LLC

By:	/s/ Stephanie Holland
Name:	Stephanie Holland
Title:	SVP, Remarketing Manager

PORTLAND GENERAL ELECTRIC
COMPANY

By:	/s/ Maria M. Pope
Name:	Maria M. Pope
Title:	SRVP, Power Supply and Operations and Resource Strategy

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EXHIBIT C
BPA CONSENT
[see attached]

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Bank of America

December 3, 2013

Craig Hardin
Transmission Account Executive
Bonneville Power Administration
7500 N.E. 41st Street #200.
Vancouver, WA 98662

Re: Consent to Transfer and Termination of Section 21 of the Participation Agreement

Dear Mr. Hardin:

Reference is made to (i) the Participation Agreement, dated as of December 30, 1985, by and among Portland General Electric Company ("PGE"), Fale-Safe Incorporated, BA Leasing BSC, LLC ("BA Leasing") (as successor-in-interest to General Electric Capital Corporation, as successor-in-interest to General Electric Credit Corporation), as Owner Participant, The Bank of New York Mellon Trust Company, NA (as successor-in-interest to J. Henry Schroder Bank & Trust Company and George Sievers (Co-Trustee)), as Owner Trustee, HSBC Bank USA, National Association (as successor-in-interest to The Bank of New York Mellon Trust Company, NA, as successor-in-interest to The Chase Manhattan Bank (National Association), as Indenture Trustee, and the Loan Participants listed in Appendix B thereto (as amended, modified or supplemented through the date hereof, the "Participation Agreement"); and (ii) the Bargain and Sale Deed, Bill of Sale and Grant of Easements and Licenses, dated December 30, 1985, made by PGE (as amended, modified or supplemented through the date hereof, the "PGE Bill of Sale"). Capitalized terms used but not defined herein have the meanings given to them in the Participation Agreement.

BA Leasing intends to elect or cause to be elected "Termination" (as such term is defined in the PGE Bill of Sale) with respect to the Facility Assets, including the Transmission Assets and 10.714% of PGE's rights in the Transmission Related Agreements (the "Transmission Facility Assets"), to be effective on the expiration of the Lease Term, which will occur on December 31, 2013 (the "Lease Termination Date"). In connection with the Termination, BA Leasing will transfer and assign to PGE the Transmission Facility Assets.

Accordingly, BA Leasing requests that the Bonneville Power Administration ("BPA") consent to the transfer and assignment of the Transmission Facility Assets by BA Leasing to PGE. BA Leasing also requests that BPA acknowledge and agree that, effective as of the transfer and assignment of all of BA Leasing's rights, title and interests in the Transmission Facility Assets to PGE, the provisions of Section 21 of the Participation Agreement will expire and cease to be of any force or effect.

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Please indicate BPA's agreement to the foregoing by signing a copy of this letter agreement and returning the signed copy to Stephanie Holland at BA Leasing via email at stephanie.o.holland@baml.com.

Should you have any questions regarding the foregoing, please feel free to contact me at 619-515-7515. Thank you in advance for your prompt response to this letter.

Sincerely,

Stephanie Holland

Stephanie Holland
Senior Vice President - Manager, Equipment Remarketing
Banc of America Leasing

cc: Mitchell Neider,
Managing Director & Associate General Counsel
Bank of America Global Leasing

Acknowledged and Agreed:

BONNEVILLE POWER ADMINISTRATION

By: Craig Hardin
Name:
Title: Transmission Account Executive

Dated: December 3, 2013

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